EXHIBIT 99.1

QCR Holdings, Inc. Announces Significantly Improved Earnings Results for 2007

MOLINE, Ill., Jan. 24, 2008 (PRIME NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced earnings for 2007 of $5.8 million, and diluted earnings per share for common shareholders of $1.02, compared to earnings of $2.8 million or $.57 in diluted earnings per share in 2006. These results reflect an increase of $3.0 million in net income and $0.45 per share over 2006 results, improvements of 106% and 79%, respectively.

Earnings and earnings per share results for the fourth quarter of 2007 were $1.6 million and $0.29, respectively. For the same quarter one year ago, the Company reported earnings of $246 thousand, and earnings per share of $0.02. The Company's fourth quarter 2006 results were significantly impacted by an additional loan loss provision of $992 thousand due to a single lending relationship.

"We are very pleased with our continued progress on improving the Company's net interest margin, a fourth consecutive quarter of increased net income, and significantly improved earnings from one year ago," stated Douglas M. Hultquist, President and CEO. "Additionally, we continue to see solid loan and lease growth in our Cedar Rapids, Rockford and Milwaukee markets. Our recent focus has been on improved loan yields and expanded net interest margin results, with an expectation for more modest growth rates in loans and leases. We are pleased that our talented bankers have continued to generate new lending relationships and expand existing ones during this difficult climate for financial institutions."

During 2007, the Company's total assets increased 16%, or $205 million, to $1.48 billion from $1.27 billion at December 31, 2006. During 2007, loans/leases increased more than 15%, or $146 million, to $1.11 billion from $961 million at December 31, 2006. Total deposits increased during the year by $54 million, or 6%, to $929 million at December 31, 2007. Stockholders' equity increased to $86.1 million, as compared to $70.9 million at December 31, 2006. Approximately one-half of this increase was the net result of the Company's issuance of $7.5 million of Non-Cumulative Perpetual Preferred Stock in the fourth quarter.

Net interest income increased by $6.5 million, or nearly 22%, for 2007 over 2006 results as net interest margin improved sequentially during each quarter of 2007 to finish at 2.97% for the year, an increase of 10 basis points over 2006 results of 2.87%. Net interest margin for the fourth quarter was 3.07%, which represents a 7 basis point improvement from the prior quarter.

In addition, noninterest income increased $2.1 million, or nearly 18%, during 2007. The Company saw solid growth in trust fees, deposit service fees, investment advisory and management fees, and gains on sale of loans. Also contributing to improved noninterest income was the third quarter sale of the Company's 20% interest in Nobel Electronic Transfer, LLC that resulted in a net gain of $436 thousand.

A portion of the improved revenue results was offset by an increase in noninterest expense of $4.4 million for the year. The majority of the increased noninterest expense was the result of a $2.8 million increase in salary and benefits expense, a $685 thousand increase in professional and data processing fees, and a $409 thousand increase in FDIC and other insurance expense.

2007 results for the Company's primary subsidiaries were as follows:

 * Quad City Bank & Trust, the Company's first subsidiary bank, had total consolidated assets of $861 million at December 31, 2007, which was an increase of $34 million from $827 million at
   December 31, 2006.  At December 31, 2007, Quad City Bank & Trust
   had net loans/leases of $633 million, which was nearly consistent with the December 31, 2006 level of $626 million, while deposits declined $40 million to $507 million.  The bank realized 2007 earnings of $8.5 million for an improvement of $2.2 million, or
   35%, from one year ago.

 * Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $384 million at December 31, 2007, which was an increase of $41 million from December 31, 2006.  At December 31, 2007, Cedar Rapids
   Bank & Trust had net loans of $286 million for an increase of $44 million from the end of 2006, while deposits of $259 million reflected an increase of $16 million for 2007.  The bank realized year-to-date earnings of $2.4 million for an improvement of approximately $750 thousand, or 45%, from one year ago.

 * Rockford Bank & Trust, which opened in 2005, had total assets of
   $158 million at December 31, 2007, which was an increase of $67 million, or 74%, in Rockford market assets from December 31, 2006.
   At December 31, 2007, Rockford Bank & Trust had net loans of $129 million and deposits of $120 million, which represented increases from December 31, 2006 of 87% and 74%, respectively.  After-tax net losses for 2007 were $850 thousand, which was a reduction of $250 thousand from the losses of $1.1 million in 2006.  Rockford Bank &
   Trust made significant progress in reaching break-even during 2007, as the bank had positive net income in the fourth quarter before provision expense and taxes.  Management expects 2008 earnings results to be modestly positive.

 * First Wisconsin Bank & Trust, which began operations in 2006 as a branch of Rockford Bank & Trust and was converted into the
   Company's fourth separate banking charter in February of 2007, had total assets of $71 million at December 31, 2007, which was an increase of $54 million in Milwaukee market assets from
   December 31, 2006.  At December 31, 2007, First Wisconsin Bank &
   Trust had net loans of $49 million and deposits of $46 million.
   After-tax net losses for 2007 were $1.1 million.  Management expects reduced First Wisconsin start up losses in 2008 as the bank makes progress in reaching break-even asset levels.

"Net income for 2007 improved $3.0 million over 2006 as the result of significant earnings improvements at Quad City Bank & Trust and Cedar Rapids Bank & Trust, combined with progress on attaining break-even levels of operating results at our two newest charters," noted Todd A. Gipple, Executive Vice President and Chief Financial Officer. "We were successful in growing total revenue by $8.6 million, or 20%, in 2007, while intentionally slowing our pace of asset growth from a compound annual growth rate of 22% in the prior five years, to 16% in 2007. We continue to see steady improvements in our net interest margin and have been successful in achieving these improved margins in a very difficult rate environment and an immensely competitive market for core deposits. While we are very pleased with our progress in 2007, we must continue to harvest the considerable investments we made in new charters, new branches and new people these past three years by taking a more modest approach to prospective asset growth and driving additional significant improvements in earnings per share."

Nonperforming assets at December 31, 2007 were $7.5 million, a decrease from $10.4 million at September 30, 2007, and decreased to 0.51% of total assets as compared to 0.58% of total assets at December 31, 2006. Maintaining credit quality remains a strong focus and management regularly monitors the Company's loan/lease portfolio and the level of allowance for loan/lease losses. The Company's allowance for loan/lease losses to total loans/leases was 1.09% at December 31, 2007, which was down slightly from 1.10% at December 31, 2006. In addition to the improved level of nonperforming assets in the fourth quarter, the Company experienced positive results on several watch-list credits, which resulted in reduced reserve requirements on these relationships. We are pleased with these results as we have not experienced degradation in our loan and lease portfolios due to the current factors impacting the national economy. We do not have any material direct exposure to sub-prime loan products as our residential real estate lending has been focused on secondary market conforming loan products to residential borrowers. Additionally, the economic environment in the local markets served by the Company's subsidiary banks has to date remained stable, however we do have modest exposure to residential and commercial real estate development. Like all financial institutions, our loan and lease portfolio is subject to changing general economic conditions and we will continue to closely monitor our portfolio during this period of economic uncertainty.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, and First Wisconsin Bank & Trust, which began operations in 2007, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                         QCR HOLDINGS, INC.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (Unaudited)

                                                As of
                               ---------------------------------------
                               December 31,    Sept 30,    December 31,
                                  2007           2007         2006
                               -----------   -----------   -----------
 (dollars in thousands,
  except share data)

 SELECTED BALANCE SHEET DATA
 Total assets                  $ 1,476,564   $ 1,414,268   $ 1,271,675
 Securities                    $   235,905   $   228,926   $   194,774
 Total loans/leases            $ 1,106,900   $ 1,052,949   $   960,747
 Allowance for estimated
  loan/lease losses            $    12,024   $    11,896   $    10,612
 Total deposits                $   929,427   $   895,490   $   875,447
 Total stockholders' equity    $    86,066   $    75,780   $    70,883
 Common stockholders' equity   $    65,908   $    62,906   $    57,998
 Common shares outstanding       4,597,744     4,592,148     4,560,629
 Book value per common share   $     14.33   $     13.70   $     12.72
 Closing stock price           $     14.25   $     14.50   $     17.66
 Market capitalization         $    65,518   $    66,586   $    80,541
 Market price/book value             99.41%       105.85%       138.87%
 Full time equivalent employees        350           353           329
 Tier 1 leverage capital ratio        7.40%         6.87%         7.21%

                         QCR HOLDINGS, INC.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (Unaudited)

                                                As of
                               ---------------------------------------
                               December 31,  September 30, December 31,
                                  2007          2007          2006
                               -----------   -----------   -----------
 (dollars in thousands)

 ANALYSIS OF LOAN DATA
 Nonaccrual loans/leases       $     6,488   $     7,025   $     6,538
 Accruing loans/leases past
  due 90 days or more                  500         3,413           755
 Other real estate owned               496            --            93
                               -----------   -----------   -----------
 Total nonperforming assets    $     7,484   $    10,438   $     7,386

 Net charge-offs (calendar
  year-to-date)                $     1,452   $       985   $     1,556

 Loan/lease mix:
  Commercial loans             $   867,666   $   828,132   $   747,231
  Direct financing leases           68,732        66,517        53,765
  Residential real estate
   loans                            84,337        80,064        81,482
  Installment and other
   consumer loans                   86,165        78,236        78,269
                               -----------   -----------   -----------
 Total loans/leases            $ 1,106,900   $ 1,052,949   $   960,747

 ANALYSIS OF DEPOSIT DATA
 Deposit mix:
  Noninterest-bearing          $   165,286   $   128,413   $   124,184
  Interest-bearing                 764,141       767,077       751,263
                               -----------   -----------   -----------
 Total deposits                $   929,427   $   895,490   $   875,447

 Interest-bearing deposit mix:
  Nonmaturity deposits         $   347,385   $   341,131   $   334,009
  Certificates of deposit          363,195       374,256       345,847
  Brokered certificates of
   deposit                          53,561        51,690        71,407
                               -----------   -----------   -----------
 Total interest-bearing
  deposits                     $   764,141   $   767,077   $   751,263

                         QCR HOLDINGS, INC.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (Unaudited)

                                                 For the Twelve Months
                     For the Quarter Ended             Ended
            ----------------------------------  ----------------------
             Dec. 31,    Sept. 30,   Dec. 31,    Dec. 31,    Dec. 31,
               2007        2007        2006        2007        2006
            ----------  ----------  ----------  ----------  ----------
 (dollars in
   thousands,
   except per
   share data)

 SELECTED
  INCOME
  STATEMENT
  DATA
 Interest
  income    $   22,635  $   22,102  $   19,339  $   85,725  $   68,803
 Interest
  expense       12,725      12,791      11,496      49,356      38,907
            ----------  ----------  ----------  ----------  ----------
 Net
  interest
  income         9,910       9,311       7,843      36,369      29,896
 Provision
  for loan/
  lease
  losses           596       1,037       1,660       2,864       3,284
            ----------  ----------  ----------  ----------  ----------
 Net
  interest
  income
  after
  provision
  for loan/
  lease
  losses         9,314       8,274       6,183      33,505      26,612
 Noninterest
  income         3,508       3,858       2,848      14,093      11,983
 Noninterest
  expense       10,371       9,875       8,786      39,037      34,669
            ----------  ----------  ----------  ----------  ----------
 Income
  before
  taxes          2,451       2,257         245       8,561       3,926
 Minority
  interest
  in income
  of consoli-
  dated
  subsidiary       137          17         119         388         266
 Income tax
  expense          704         646        (120)      2,396         858
            ----------  ----------  ----------  ----------  ----------
 Net income $    1,610  $    1,594  $      246  $    5,777  $    2,802

 Preferred
  stock
  dividends        268         268         164       1,072         164
            ----------  ----------  ----------  ----------  ----------
 Net income
  available
  to common
  stock-
  holders   $    1,342  $    1,326  $       82  $    4,705  $    2,638

 Earnings
  per
  common
  share
  (basic)   $     0.29  $     0.29  $     0.02  $     1.03  $     0.57
 Earnings
  per
  common
  share
  (diluted) $     0.29  $     0.29  $     0.02  $     1.02  $     0.57

 Earnings
  per
  common
  share
  (basic)
  LTM*      $     1.03  $     0.76  $     0.57

 AVERAGE
  BALANCES
 Assets     $1,426,079  $1,372,453  $1,254,010  $1,351,481  $1,153,537
 Deposits   $  919,614  $  880,845  $  871,735  $  883,625  $  804,633
 Loans/
  leases    $1,067,103  $1,032,302  $  942,218  $1,019,830  $  855,872
 Total
  stock-
  holders'
  equity    $   79,782  $   74,880  $   63,366  $   75,018  $   57,763
 Common
  stock-
  holders'
  equity    $   66,592  $   62,006  $   56,921  $   62,064  $   55,780

 KEY RATIOS
 Return on
  average
  assets
  (annual-
  ized)           0.45%       0.46%       0.08%       0.43%       0.24%
 Return on
  average
  common
  equity
  (annual-
  ized)           9.67%      10.28%       1.73%       9.31%       5.02%
 Price
  earnings
  ratio LTM*     13.83       19.08       30.98       13.83       30.98
 Net
  interest
  margin
  (TEY)           3.07%       3.00%       2.78%       2.97%       2.87%
 Non-
  performing
  assets /
  total
  assets          0.51%       0.74%       0.58%       0.51%       0.58%
 Net charge-
  offs /
  average
  loans/
  leases          0.14%       0.10%       0.16%       0.14%       0.18%
 Allowance /
  total
  loans/
  leases          1.09%       1.13%       1.10%       1.09%       1.10%
 Efficiency
  ratio          77.29%      74.99%      82.18%      77.36%      82.78%

 * LTM: Last twelve months

                         QCR HOLDINGS, INC.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (Unaudited)

                                                     For the Twelve
                       For the Quarter Ended          Months Ended
                 -------------------------------  --------------------
                  Dec. 31,  Sept. 30,   Dec. 31,   Dec. 31,   Dec. 31,
                    2007      2007        2006       2007       2006
                 ---------  ---------  ---------  ---------  ---------
 (dollars in
  thousands,
  except share
  data)

 ANALYSIS OF
  NONINTEREST
  INCOME
 Merchant credit
  card fees, net
  of processing
  costs          $     483  $     443  $     484  $   1,732  $   1,948
 Trust department
  fees                 959        925        739      3,743      3,050
 Deposit service
  fees                 749        706        506      2,711      1,928
 Gain on sales of
  loans, net           254        277        279      1,220        992
 Securities gains
  (losses), net         --         --         --         --       (143)
 Gains (losses)
  on sale of
  foreclosed
  assets                --         --         14          1        664
 Gains on sales
  of other assets       --        436         --        436         --
 Earnings on
  cash surrender
  value of life
  insurance            231        261        194        892        759
 Investment
  advisory and
  management fees      442        369        267      1,576      1,216
 Other                 390        441        365      1,782      1,569
                 ---------  ---------  ---------  ---------  ---------
  Total
   noninterest
   income        $   3,508  $   3,858  $   2,848  $  14,093  $  11,983

 ANALYSIS OF
  NONINTEREST
  EXPENSE
 Salaries and
  employee
  benefits       $   6,460  $   6,155  $   5,591  $  24,087  $  21,263
 Professional and
  data processing
  fees               1,095        889        753      3,877      3,192
 Advertising and
  marketing            412        322        351      1,356      1,368
 Occupancy and
  equipment
  expense            1,285      1,297        934      5,009      4,763
 Stationery and
  supplies             160        159        174        613        671
 Postage and
  telephone            251        263        246      1,020        961
 Bank service
  charges              151        145        154        580        584
 FDIC and Other
  Insurance            313        295        164      1,021        612
 (Gains) losses
  on disposal of
  fixed assets         (16)        --         36        223         36
 Other                 260        350        383      1,251      1,219
                 ---------  ---------  ---------  ---------  ---------
  Total
   noninterest
   expenses      $  10,371  $   9,875  $   8,786  $  39,037  $  34,669

 WEIGHTED AVERAGE
  SHARES
 Common shares
  outstanding(a) 4,596,788  4,591,576  4,559,513  4,581,919  4,609,626
 Incremental
  shares from
  assumed
  conversion:
  Options and
   Employee Stock
   Purchase Plan    11,239      7,830     41,862     17,649     43,603
                 ---------  ---------  ---------  ---------  ---------
 Adjusted
  weighted
  average
  shares(b)      4,608,027  4,599,406  4,601,375  4,599,568  4,653,229

 (a) Denominator for Basic Earnings Per Share
 (b) Denominator for Diluted Earnings Per Share

CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President, Chief Financial
           Officer
          (309) 743-7745